Filed under Rule 424(b)(3), Registration Statement No. 333-13160
Pricing Supplement No. 107 — Dated Monday, November 10 2003 (To: Prospectus Dated February 28, 2001 and Prospectus Supplement Dated June 08, 2001)

CUSIP	Principal		Gross	Net	Coupon	Coupon	Maturity	1st Coupon	1st Coupon	Survivor’s
Number	Amount	Resale Price	Concession	Proceeds	Rate	Frequency	Date	Date	Amount	Option

2338E8RL5	$4,143,000.00	100.000%	0.400%	$4,126,428.00	2.900%	QUARTERLY	11/15/2005	02/15/2004	$7.33	YES

Redemption Information: Non-Callable

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co. Inc., Citigroup Capital Markets, Inc., Comerica Securities, Edward D. Jones & Co., L.P., Fidelity Capital Markets, Merrill Lynch & Co., Morgan Stanley, Prudential Securities, UBS Financial Services Inc.

CUSIP	Principal		Gross	Net	Coupon	Coupon	Maturity	1st Coupon	1st Coupon	Survivor’s
Number	Amount	Resale Price	Concession	Proceeds	Rate	Frequency	Date	Date	Amount	Option

2338E8RM3	$2,572,000.00	100.000%	0.625%	$2,555,925.00	3.600%	SEMI-ANNUAL	11/15/2006	05/15/2004	$18.10	YES

Redemption Information: Non-Callable

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co. Inc., Citigroup Capital Markets, Inc., Comerica Securities, Edward D. Jones & Co., L.P., Fidelity Capital Markets, Merrill Lynch & Co., Morgan Stanley, Prudential Securities, UBS Financial Services Inc.

CUSIP	Principal		Gross	Net	Coupon	Coupon	Maturity	1st Coupon	1st Coupon	Survivor’s
Number	Amount	Resale Price	Concession	Proceeds	Rate	Frequency	Date	Date	Amount	Option

2338E8RN1	$6,087,000.00	100.000%	1.000%	$6,026,130.00	4.750%	SEMI-ANNUAL	11/15/2008	05/15/2004	$23.88	YES

Redemption Information: Non-Callable

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co. Inc., Citigroup Capital Markets, Inc., Comerica Securities, Edward D. Jones & Co., L.P., Fidelity Capital Markets, Merrill Lynch & Co., Morgan Stanley, Prudential Securities, UBS Financial Services Inc.

DaimlerChrysler North America Holding Corporation

$4,000,000,000.00
DaimlerChrysler North America InterNotes

Trade Date: Monday, November 10, 2003 @ 12:00 PM ET
Settle Date: Friday, November 14, 2003
Minimum Denomination/Increments: $1,000.00/$1,000.00
Initial trades settle flat and clear SDFS: DTC Book Entry only
DTC Number 0443 via Pershing, LLC

§ If the maturity date or an interest payment date for any note is not a business day (as that term is defined in the prospectus), principal, premium, if any, and interest for that note is paid on the next business day, and no interest will accrue from, and after, the maturity date or interest payment date.

InterNotes® is the trade mark of INCAPITAL, LLC. All Rights Reserved.